China Architectural Engineering Announces Move to NASDAQ Stock Market

Company Will Trade as "CAEI" Commencing June 9, 2008

ZHUHAI, China & LOS ANGELES--(BUSINESS WIRE)--China Architectural Engineering, Inc. (CAE) (AMEX:RCH - News), a leader in the design, engineering, fabrication and installation of high-end building envelope systems, today announced its Board of Directors has approved the decision to move the listing of its common stock from the American Stock Exchange to The NASDAQ Stock Market LLC®. Effective June 9, 2008, the Company will trade on the NASDAQ Global Select Market under the ticker symbol “CAEI.”

“As one of the world’s most innovative and fastest growing architectural companies, our move to NASDAQ further demonstrates our commitment to enhance shareholder value,” said Ken Yi Luo, China Architectural Engineering’s Chairman and CEO. “We view our ability to meet the superior listing standards of the NASDAQ Global Select Market as a significant achievement for CAE. This decision was reached after careful consideration of capital market alternatives and analysis of the electronic market model, which provides added exposure and liquidity to our investors. As the world’s largest electronic stock market, we believe that NASDAQ’s electronic multiple market maker structure will provide CAE with enhanced exposure, liquidity and a broader investor base,” concluded Mr. Luo.

To be added to China Architectural Engineering’s investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

About NASDAQ

NASDAQ® is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaq.com/newsroom.

About China Architectural Engineering, Inc.

China Architectural Engineering, Inc. (CAE) (AMEX:RCH - News), which began operations in 1992, has maintained a leading position in the global commercial construction industry by providing timely, high-quality, reliable, fully integrated and cost-effective service solutions to its clients utilizing specialized technical expertise in the design, engineering, fabrication and construction of structural exterior cladding systems. It specializes in high-end curtain wall systems (including glass, stone & metal curtain walls), roofing systems, steel construction systems, eco-energy saving building conservation systems and related products, for public works and commercial real estate projects.

CAE has worked with world-renowned architects and building engineers from China and other countries and has completed over 100 large, complex and unique projects throughout China, Hong Kong, Macau, Australia and Southeast Asia, including numerous award-winning landmark buildings in many of Asia’s major cities. It is now capitalizing on its industry-leading expertise by expanding aggressively beyond China into some of the most active construction markets in the world, including the Middle East, Central Asia, United States and Eastern Europe.

For further information on China Architectural Engineering please visit www.caebuilding.com.

Forward Looking Statements: In addition to historical information, the statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty of contract negotiations and payments under existing contracts, the Company’s dependence on government contracts, changes in the laws of the PRC that affect the Company’s operations, fluctuation and unpredictability of costs related to the Company’s products and services, the Company’s dependence on the steel and aluminum markets, reduction or reversal of the Company’s recorded revenue or profits due to “percentage of completion” method of accounting and expenses and costs associated with the issuance of convertible bonds. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

Contact:
At Investor Relations Intl:
Haris Tajyar, Managing Partner
818-382-9702
htajyar@irintl.com